                                                                      EXHIBIT 15

             ACCOUNTANTS' LETTER RE: UNAUDITED FINANCIAL INFORMATION

The Board of Directors and Stockholders
Sanderson Farms, Inc.

We are aware of the incorporation by reference in Registration Statements (Form S-8 Nos. 33-67474, 333-92412 and 333-123099) pertaining to the Sanderson Farms, Inc. and Affiliates Stock Option Plan of our report dated February 23, 2005 relating to the unaudited condensed consolidated interim financial statements of Sanderson Farms, Inc. that are included in its Form 10-Q for the quarter ended April 30, 2005.

                                                   /s/Ernst and Young LLP

New Orleans, Louisiana
May 20, 2005